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                                                                  EXHIBIT 4.15.1

                         AMENDMENT AGREEMENT WITH LAURUS

         This Amendment Agreement (this "AGREEMENT"), dated as of August 15, 2005, is entered into by and among EPIXTAR CORP. ("EPXR"), the other entities set forth on the signature pages hereto (EPXR and such other entities, each a "Company" and collectively the "COMPANIES") and LAURUS MASTER FUND, LTD. ("LAURUS").

         Reference is made to (a) the Securities Purchase Agreement, dated as of July 15, 2005 (as the same may be amended, supplemented, restated or modified from time to time, the "PURCHASE AGREEMENT"), by and between EPXR and Laurus,
(b) the Secured Convertible Term Note in the original principal amount of $6,200,000, dated as of July 15, 2005 (the "JULY 2005 TERM NOTE"), made by EPXR in favor of Laurus and (c) all documents, instruments and agreements executed in connection with the Purchase Agreement and the July 2005 Term Note (together with the Purchase Agreement and the July 2005 Term Note, collectively, and as may be amended, supplemented, restated or modified from time to time, the "JULY 2005 DOCUMENTS").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         The defined term "Maximum Amount" set forth in the introductory paragraph of the July 2005 Term Note is hereby amended by deleting the words "Six Million Two Hundred Thousand Dollars ($6,200,000)" and replacing the same with the words "Fourteen Million Two Hundred Thousand Dollars ($14,200,000)";

         All references in the July 2005 Documents to the July 2005 Term Note shall mean and refer to the July 2005 Term Note as amended pursuant to the terms hereof and as the same may be further amended, supplemented, restated or modified from time to time.

         EXPR hereby notifies Laurus that EXPR has appointed Mr. Martin Miller to the position of chief executive officer of EPXR. Laurus hereby acknowledges that such appointment is reasonably acceptable to Laurus.

         The Companies hereby notify Laurus that the Companies have hired and retained Realization Services, Inc. as one of the Companies' financial advisors (the "Financial Advisor"). Laurus hereby acknowledges that such retention is reasonably acceptable to Laurus.

         Each Company acknowledges that it shall fully cooperate with the Financial Advisor and hereby authorizes the Financial Advisor to conduct all such examinations with respect to such Company's financial condition, business, assets, liabilities and prospects, including without limitation a complete and thorough examination of each Companies' books and records, in each case as the Financial Advisor may from time to time deem appropriate. All fees and expenses of the Financial Advisor shall be the sole responsibility of the Companies and in no event shall Laurus have any liability or responsibility for the payment of such fees or expenses nor shall Laurus have any obligation or liability to any Company or any other person or entity by reason of any acts or omissions of the Financial Advisor.

         Each Company hereby acknowledges that all proceeds of Collateral (as hereafter defined) received by Laurus shall be applied by Laurus to the obligations and liabilities of the Companies to Laurus in such order as Laurus shall elect. For purposes hereof, the term "Collateral" means those assets of any Company in which Laurus has been granted a security interest.

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         Except as expressly provided herein, all of the representations, warranties, terms, covenants and conditions of the July 2005 Documents shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with their respective terms. Except as expressly provided herein, this Agreement shall not act as a wavier or excuse of performance of any obligations contained in any of the July 2005 Documents.

         The Companies hereby represent and warrant to Laurus that as of the date hereof all representations, warranties and covenants made by the Companies under the July 2005 Documents are true, correct and complete and the Companies' covenant requirements set forth in such documents have been met.

         The Companies hereby acknowledge that if any Company breaches any of the provisions of this Agreement applicable to it, such breach will constitute an "Event of Default" pursuant to the July 2005 Term Note, the other July 2005 Documents and all other documents, instruments and agreements by and between Laurus and any one or more of the Companies.

         The Companies acknowledge that (i) certain post-closing items required to be delivered to Laurus in accordance with the terms of the post-closing letter dated July 15, 2005 remain outstanding, (ii) Laurus has not waived delivery of such post-closing items and (iii) Laurus reserves all of its rights and remedies in connection therewith.

         This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one agreement.

                                     * * * *

IN WITNESS WHEREOF, each Company and Laurus have caused this Agreement to be effective and signed in its name effective as of the date set forth above.

                                  EPIXTAR CORP.


                                  By:________________________________
                                     Name:
                                     Title:



                                  NOL GROUP, INC.


                                  By:________________________________
                                     Name:
                                     Title:



                                  NATIONAL ONLINE SERVICES, INC.


                                  By:________________________________
                                     Name:
                                     Title:



                                  LIBERTY ONLINE SERVICES, INC.


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                                  By:________________________________
                                     Name:
                                     Title:



                                  AMERIPAGES, INC.


                                  By:________________________________
                                     Name:
                                     Title:



                  [SIGNATURE LINES CONTINUED ON FOLLOWING PAGE]


                                  B2B ADVANTAGE, INC.




                                  By:________________________________
                                     Name:
                                     Title:



                                  EPIXTAR INTERNATIONAL CONTACT CENTER GROUP,
                                    INC.


                                  By:________________________________
                                     Name:
                                     Title:



                                  VOXX CORPORATION


                                  By:________________________________
                                     Name:
                                     Title:



                                  EPIXTAR MARKETING CORP.


                                  By:________________________________
                                     Name:
                                     Title:



                                  LAURUS MASTER FUND, LTD.


                                  By:________________________________
                                     Name:
                                     Title:

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